Exhibit 99.1

Century Therapeutics Reports First Quarter Financial Results and Business Updates

•	CNTY-813, Century’s type 1 diabetes iPSC-derived islet therapy with functional-cure potential, remains on track for IND in 4Q 2026; initial clinical data expected in 2H 2027

•	Upcoming oral presentation at the American Diabetes Association (ADA) annual Scientific Sessions highlighting CNTY-813 preclinical data on June 8, 2026

•	On track to advance CNTY-308, Century’s CD19-targeted CAR-iT cell therapy, into the clinic this year

•	Cash runway into 1Q 2029 with cash, cash equivalents, and marketable securities of $217.0 million as of March 31, 2026

PHILADELPHIA, May 13, 2026 -- Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), a biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies for autoimmune diseases, including type 1 diabetes, and cancer, today reported financial results for the first quarter ended March 31, 2026, and recent business highlights.

“We are executing our pipeline with discipline to deliver an iPSC-derived islet replacement therapy to patients. The progress of CNTY-813 highlights what Century can achieve pairing our Allo-Evasion™ engineering with a scalable iPSC platform,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “In a relatively short time since initiating this program, we have advanced CNTY-813 into IND-enabling studies on a timeline we believe is highly competitive with leading efforts in the field. With an IND submission expected in the fourth quarter of 2026 and initial clinical data anticipated in the second half of 2027, our focus is clear: to deliver a differentiated, patient-centric, potentially curative approach for people with type 1 diabetes while continuing to expand our autoimmune disease portfolio with CNTY-308.”

First Quarter 2026 and Recent Highlights

Pipeline

•	CNTY-813, Century’s priority program in type 1 diabetes, reflects strong execution: During Q1 2026, the company made meaningful progress across key IND-enabling activities, including non-clinical development, manufacturing, and regulatory readiness, supporting a clear line of sight to the clinic. Progress to date includes compelling preclinical data showing durable glucose control and immune protection, completion of GMP Master Cell Bank manufacturing, and recent FDA engagement, further de-risking the program. Building on this momentum, Century expects to submit an IND in 4Q 2026, subject to completion of remaining studies, and anticipates initial clinical data in the second half of 2027.

•	Upcoming ADA presentation highlights Century’s islet cell replacement therapy engineered with Allo-Evasion™ 5.0: Century will deliver an oral presentation at the ADA 86th Scientific Sessions titled “CNTY-813: Scalable Production of Allo-Evasion™ 5.0-Engineered iPSC Beta Islets for Off-the-Shelf Cell Therapies” (Oral Presentation 1318-OR; Monday, June 8, 2026), highlighting scalable production of iPSC-derived islets with robust endocrine function and the demonstrated ability to evade the host immune system.

•	CNTY-308 to progress through IND-enabling studies with clinical trial planned to initiate in 2026: Century remains on track to complete IND-enabling activities for CNTY-308 and initiate clinical testing in 2026, pending regulatory clearance. CNTY-308 is a CD19-targeted CD4⁺/CD8⁺ αβ CAR-iT cell therapy engineered with Allo-Evasion™ 5.0 for B-cell-mediated diseases. Previously presented preclinical data showed functional comparability to primary CAR-T cells, including target-driven proliferation, cytokine secretion, and durable persistence. Collectively, these results and the expanding clinical validation of CAR-T therapy support Century’s confidence that CNTY-308 could deliver autologous-like benefits in an allogeneic, patient-centric format designed to broaden access.

Corporate

•	As previously disclosed, completed oversubscribed $135 million private placement financing in January 2026 (HERE for more details).

First Quarter 2026 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $217.0 million as of March 31, 2026, as compared to $117.1 million as of December 31, 2025. Net cash used in operations was $25.3 million for the quarter ended March 31, 2026, compared to net cash used in operations of $34.6 million for the quarter ended March 31, 2025. The company estimates its cash, cash equivalents, and investments as of March 31, 2026 will support operations into the first quarter of 2029.

•	Research and Development (R&D) Expenses: R&D expenses were $17.1 million for the quarter ended March 31, 2026, compared to $26.6 million for the same period in 2025. The decrease was primarily the result of a reduction in personnel and lower clinical trial spending.

•	General and Administrative (G&A) Expenses: G&A expenses were $6.6 million for quarter ended March 31, 2026, compared to $8.4 million for the same period in 2025.

•	Net Income (Loss): Net (loss) was $21.6 million for the quarter ended March 31, 2026, compared to net income of $76.6 million for the same period in 2025.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a biotechnology company advancing a pipeline of induced pluripotent stem cell (iPSC)-derived cell therapies with the potential to meaningfully address autoimmune diseases, including type 1 diabetes, and cancer. The company’s therapies are derived from its iPSC cell foundry and leverage its novel immune evasion engineering technology, Allo-Evasion™. Century believes its approach to developing off-the-shelf cell therapies will expand patient access and provide advantages over existing cell therapies which will ultimately advance the course of care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements our timing and expectations regarding our preclinical and clinical development programs, including their planned development, therapeutic potential and market opportunity, ongoing and planned regulatory submissions and interactions, the achievement of developmental milestones, corporate strategies, anticipated data readouts, and our financial resources and expected cash runway are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Douglas Carr

Senior Vice President, Finance

investor.relations@centurytx.com

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
Assets	2026	2025
Current Assets:
Cash and cash equivalents	$51,048	$61,853
Short-term investments	83,755	55,261
Prepaid expenses and other current assets	4,236	3,655
Total current assets	139,039	120,769
Property and equipment, net	47,606	50,026
Operating lease right-of-use assets	20,972	16,139
Long-term investments	82,169	-
Intangible assets	34,200	34,200
Other long-term assets	2,567	2,570
Total assets	$326,553	$223,704

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$3,150	$4,773
Accrued expenses and other liabilities	8,477	11,696
Contingent consideration liability, short term	1,939	3,757
Total current liabilities	13,566	20,226
Operating lease liability, long-term	43,942	40,241
Deferred tax liability	4,301	4,301
Total liabilities	61,809	64,768
Stockholders' equity
Common stock	18	9
Additional paid-in capital	1,078,873	950,814
Accumulated deficit	(813,562)	(791,917)
Accumulated other comprehensive income	(585)	30
Total stockholders' equity	264,744	158,936
Total liabilities and stockholders' equity	$326,553	$223,704

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Collaboration Revenue	$-	$109,164

Operating Expenses
Research and development	17,105	26,580
General and administrative	6,579	8,408
Total operating expenses	23,684	34,988

Income (loss) from operations	(23,684)	74,176

Interest income	2,019	2,422
Other income (loss)	20	(38)
Total other income	2,039	2,384

Net income (loss)	$(21,645)	$76,560

Unrealized loss on investments	(615)	(19)
Comprehensive income (loss)	$(22,260)	$76,541

Net income (loss) per common share Basic and Diluted	(0.11)	0.89

Weighted average common shares outstanding Basic	193,474,913	86,021,188
Weighted average common shares outstanding Diluted	193,474,913	86,098,619